                                    Contacts:        Robert Manning
                                                     Senior Vice President and
                                                     Chief Financial Officer
                                                          or
                                                     Chris Brown
                                                     Senior Vice President
                                                     Investor Relations
                                                     813/829-0011

            INTERMEDIA POSTS FIRST QUARTER REVENUE OF $136.8 MILLION
                -------------------------------------------------
                Company Surpasses 220,000 Access Lines In Service

TAMPA, Florida (April 29, 1998) G Intermedia Communications Inc. (Nasdaq: ICIX) today reported that revenue for the quarter ended March 31, 1998, was $136.8 million, a 66% sequential increase from the previous quarter's result of $82.6 million and 211% over the same period last year. EBITDA for the quarter was $(9.8) million compared with $(9.9) million for the prior quarter and $(12.5) million for the first quarter of 1997. Operational growth was highlighted by the addition of three local/long distance voice switches and approximately 31,000 access line equivalents (ALEs) during the quarter, resulting in a total of 19 switches and 220,587 access lines in service at the end of the quarter, including approximately 111,600 ALEs added from the acquisition of Shared Technologies Fairchild (Shared). Intermedia's Enhanced Data network added 2,580 customer nodes, a sequential growth of 13%, for an end of period total of 22,789 nodes.

"This quarter has been one of continued success and new challenges," stated David C. Ruberg, Intermedia's chairman, president, and chief executive officer. "We finished 1997 at a revenue run rate more than three times the rate at the beginning of the year. Giving effect to the LDS and National Tel acquisitions, we will have quadrupled the size of our business in only four quarters.

"Our stated goal has been to evolve quickly into an Integrated Communications Provider (ICP) possessing a broad product portfolio; a leadership position in the rapidly developing data communications market; a compelling local product offering; control of an expansive, low-cost backbone network; and scalable systems that can deliver excellent customer support and innovative products. Over the last several quarters we have worked diligently to put that platform in place and a great deal of progress has been made. We completed the acquisitions of DIGEX, Shared and LDS; and we expect to close the National Tel acquisition in May. We completed our long-term network capacity purchase from Williams Communications. We completed a large partnering arrangement with US West and are in hot pursuit of other large partnering arrangements and a number of substantial state government awards. Our strategy is working well, and we are dealing with the inevitable stresses of bringing together multiple new elements of the ICP platform, integrating acquisitions and growing at a rapid pace."


                                     -More-
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ICIX Reports First Quarter Results
Page 2
April 29, 1998


EBITDA Results

The Company reported that its EBITDA margin continued its sequential improvement from (12)% in the fourth quarter of 1997 to (7)% in the first quarter of 1998 and showed marked improvement from the (28)% recorded for the first quarter of 1997. "We are pleased with the improvement in the EBITDA margin but are disappointed with the magnitude of this quarter=s EBITDA loss," commented Rob Manning, Intermedia's chief financial officer. "Four developments contributed to the lower-than-expected result: (1) The Williams capacity purchase was not completed in January as expected, so the Company did not get the resultant benefit of anticipated network cost savings; (2) we added incremental overhead, principally in provisioning and customer service, in preparation for the US West transaction and others that we are considering; (3) our gross margins were negatively impacted by wholesale international long distance business, a business we are planning to curtail to avoid similar margin uncertainty in future periods; and (4) while we are investing in our new back office systems that are expected to yield improved productivity in the second half of the year, we incurred increased expenses to augment some of our systems and processes that were at capacity as we integrated recent acquisitions and experienced strong internal growth. Some of these activities, while costly in the short term, will yield substantial benefits in the future."

Acquisition Integration

The Company has committed resources to plan and implement the integration of acquired businesses so that maximum synergies will be realized and future costs reduced. In connection with the integration and realignment of the Company's businesses and operating structure, Intermedia expects to record a one-time restructuring charge later this year, the amount of which is subject to the completion of a detailed restructuring program. The charge would appear below the EBITDA line. "The result of these activities will contribute to future improvements in the financial performance of the Company, and the expected accounting presentation will enable us to report in a fashion that is reflective of the ongoing costs of our operations," said Manning.

Enhanced Data Services, Including Internet

Revenue for enhanced data services was $36.5 million, an increase of 15% over the previous quarter's level of $31.8 million and 223% over the same period in 1997. Intermedia placed 14 frame relay switches in service during the quarter, increasing its total to 150. Customer nodes (service delivery points) increased from 20,209 to 22,789 or 13% during the quarter. As the leading open network provider, the Company expanded its interconnection through network to network interfaces (NNIs) to 433, an increase of 12% over the fourth quarter 1997 total of 386. The Company now delivers its frame relay-based services to customers in 4,146 cities.

Recording its best quarter in the Internet services area, the Company's DIGEX division posted increases in both the Business Internet Connectivity and Web

                                     -More-
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ICIX Reports First Quarter Results
Page 3
April 29, 1998


Site Management areas, delivering double digit revenue growth for Internet Services, attracting some of the nation's best known businesses as customers, and providing rapid service installation intervals for high capacity connections.

Local Services

Local services revenue grew by 104% sequentially from $16.5 million to $33.7 million, based on the inclusion of Shared and the continued growth in local exchange services in core Intermedia markets. The 27,626 ALEs added (excluding those added by Intermedia's Shared subsidiary) maintained the previous percentage "on-switch" at approximately 60%. The 220,587 consolidated ALEs in service include approximately 111,600, all of which are connected to Shared's PBXs. The local trunks serving these PBXs will be migrated to Intermedia switches over the next four quarters. The Company continues to focus on its long standing strategy of increasing the percentage of ALEs on-switch through its building-centric sales discipline and through the transition of resold services onto the Company's local/long distance switches.

Interexchange Services

Interexchange services revenue was $44.8 million, a sequential increase of 39% over $32.3 million in the fourth quarter of 1997, and 75% over the same period last year, while achieving a record of 184 million billable minutes of use during the quarter. The Company announced that it plans to exit the low margin wholesale international long distance segment as it no longer represents strategic revenue. The Company expects the impact of this action to result in the loss of approximately $2 million of monthly revenue, all of which is expected to be reflected in the operating results of the Company by the third quarter of 1998.

Integration Services

For the quarter, Integration Services revenue increased to $21.8 million, compared with $2.0 million last quarter and $1.9 million in the same period last year. This category now includes integration services from the Company's recent Shared acquisition, which accounted for substantially all of this quarter's revenue in the category.

The Shared Technologies Fairchild Acquisition

The Company completed the acquisition of Shared, the nation's leading provider of shared tenant services, on March 10. Beginning this quarter, Shared's results are included in the consolidated results of Intermedia. The Shared subsidiary, which had been experiencing declining revenue and EBITDA prior to the acquisition, delivered quarter over quarter revenue growth of 4%, and improved EBITDA, signaling the beginning of the revitalization of this business. This growth came from both the services (shared tenant services) and systems (PBX and key systems sales, installation and maintenance) businesses. Shared added

                                     -More-

ICIX Reports First Quarter Results
Page 4
April 29, 1998



approximately 3,800 access lines during the quarter, to the previous base of approximately 107,800 access lines. In connection with the acquisition, the Company recorded a one-time charge of $85 million in the first quarter to reflect the write-off of in-process research and development. Subsequent to the R&D charge, the preliminary allocation of the purchase price created goodwill of approximately $620 million.

The LDS Communications and National Tel Acquisitions

Intermedia's acquisition of LDS Communications, which was consummated on March 31, will be reported in Intermedia's consolidated results beginning in the second quarter of 1998. The Company expects to complete the acquisition of National Tel in May 1998, and to include National Tel's results in the consolidated results of Intermedia for the second quarter.

Expectations for 1998

"We are confident that our strong sales engine will deliver the consensus revenue estimates for the second quarter of about $180 million and for the entire year of approximately $750 million," added Manning. "As we carefully phase out the international wholesale revenue and replace that revenue stream with higher margin revenue, we expect to deliver EBITDA margins for the entire year of about 8% - 9%. These estimates assume the continued allocation of dedicated resources to complete the integrations and the appropriate accounting for such costs pursuant to the restructuring program."

Statements contained in this news release regarding expected financial results and other planned events are forward-looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Intermedia's services, and the ability of the Company to successfully implement its strategies, including the successful integration of Shared and LDS into Intermedia, and the consummation of the National Tel acquisition and the consequent realization of projected synergies, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's Form 10-K Annual Report for its fiscal year ended December 31, 1997, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

Intermedia Communications is one of the nation's fastest growing telecommunications companies, providing integrated telecommunications solutions to business and government customers. These solutions include voice and data, local and long distance, and advanced network access services in major U.S. markets. Intermedia's enhanced data portfolio, including frame relay networking, ATM, and a full range of business Internet connectivity and web hosting services, offers seamless end-to-end service virtually anywhere in the world.

Intermedia is headquartered in Tampa with sales offices in 80 cities. Intermedia can be found on the World Wide Web at http://www.intermedia.com.

                                     -More-

ICIX Reports First Quarter Results
Page 5
April 29, 1998



Intermedia will host a conference call on Wednesday, April 29, from 11:00 a.m. to 12:00 noon (Eastern) to review the Company's first quarter 1998 results. To participate in this conference, call (888) 937-3225. A replay will be available from 1:00 p.m. on April 29 through Friday May 1 at 6:00 p.m. (Eastern) by calling (800) 633-8284, ID 4171187.

ICIX Reports First Quarter Results
Page 6
April 29, 1998



                         INTERMEDIA COMMUNICATIONS INC.
                              Financial Highlights

                                                                                  Three Months Ended
                                                                                       March 31,
                                                                       ------------------------------------------
                                                                               1998                 1997
                                                                       -------------------  ---------------------
Revenue:
   Local network                                                             $  33,676,854          $  5,209,526
   Enhanced data                                                                36,536,791            11,320,440
   Interexchange                                                                44,750,714            25,537,132
   Integration                                                                  21,820,895             1,871,263
                                                                                ----------             ---------
   Total revenue                                                               136,785,254            43,938,361

Expense:
   Network operations                                                           71,543,193            30,001,989
   Facilities administration and  maintenance                                   15,032,638             5,634,685
   Cost of goods sold                                                           13,690,217             1,269,766
   Selling, general and
     administrative                                                             46,346,371            19,526,354
   Depreciation and amortization                                                39,863,713             8,294,300
   Charge for in-process R&D                                                    85,000,000                     -
                                                                                ----------            ----------
   Total operating expenses                                                    271,476,132            64,727,094
                                                                               -----------            ----------
Loss from operations                                                          (134,690,878)          (20,788,733)
Other Income (expense):
   Interest                                                                    (49,300,631)          (11,089,239)
   Other                                                                        10,729,190             4,473,537
                                                                               -----------             ---------
Net Loss                                                                      (173,262,319)
   Preferred stock dividends & accretion                                       (18,594,490)           (3,375,000)
                                                                               -----------            ----------
Net loss attributable to common shareholders                                 $(191,856,809)         $(30,779,435)
                                                                             =============          ============
Loss per common share:
Net loss before charge for in-process R & D including other income,
   expenses and preferred stock dividends and accretions                        $    (6.05)           $    (1.89)
Charge for in-process R & D                                                     $    (4.82)           $        -
                                                                                ----------            ----------
Net loss per common share                                                          $(10.87)               $(1.89)
                                                                                   =======                ======
Weighted average shares outstanding                                             17,653,134            16,296,744

EBITDA(1)                                                                      $(9,827,165)         $(12,494,433)

(1) Earnings before interest, taxes, depreciation and amortization (EBITDA) is a measure of operating cash flow. EBITDA excludes an in-process R&D charge related to the acquisition of Shared accounted for in the first quarter of 1998.

ICIX Reports First Quarter Results
Page 7
April 29, 1998

Other Data:

                                                                                March 31,             December 31,
                                                                                  1998                    1997
                                                                               -------------          -------------
Local and Long Distance Services:
   Buildings connected(1)                                                              4,071                  3,005
   Voice switches in operation                                                            19                     16
   Long distance billable minutes                                                184,227,094            139,437,921
   Access line equivalents                                                           220,587                 81,349
   Access line equivalents per local switch(2)                                         4,928                  5,007


Enhanced Data Services:
   Data switches installed                                                               150                    136
   Frame relay cities                                                                  4,146                  4,104
   Nodes in service                                                                   22,789                 20,209
   NNI connections                                                                       433                    386
   Gross PP&E                                                                $ 1,120,706,300          $ 545,013,300
   Employees                                                                           3,329                  2,036

Stock Price                                                                       High         Low         Close
                                                                               ---------    ---------     -------
   First Quarter                                                                 $91.25      $53.813      $79.625

(1) Includes both on-net direct connections with Intermedia-owned fiber optic cable and on-net extended connections with leased circuits.
(2) Calculated by dividing the number of on-switch access line equivalents by the number of switches providing local service. Excludes access lines contributed by Shared.

                              Pro Forma (Unaudited)
                              Selected Information

NOTE: Pro forma column reflects the acquisition of LDS and National Tel as if they occurred at the beginning of the period.

                                                                               Intermedia              Pro Forma(1)
                                                                                 1Q 1998                 1Q 1998
                                                                                 Actual                (Unaudited)
                                                                               ----------              ------------
Revenue
1Q98 annualized (millions)                                                     $     547.2             $   738.8
Employees                                                                            3,329                 3,466
Business customers                                                                  83,876                95,074
Access line equivalents                                                            220,587               238,918
Sales force (personnel with sales quota)                                               530                   564
Sales cities                                                                            80                    81

(1) Pro forma information is not necessarily indicative of the results that would have occurred if the acquisitions were made at the beginning of the period or of results that may occur in the future.